================================================================================

                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                              ----------------

                                  FORM 8-K

                              ----------------

                               CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF
                         THE SECURITIES ACT OF 1934

      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): May 19, 1994

                          CORESTATES FINANCIAL CORP
             (EXACT NAME OF REGISTRANT SPECIFIED IN ITS CHARTER)

      PENNSYLVANIA                   0-6879                  23-1899716
    (STATE OR OTHER              (COMMISSION               (IRS EMPLOYEE
    JURISDICTION OF              FILE NUMBER)           IDENTIFICATION NO.)
    INCORPORATION)

                             CENTRE SQUARE WEST,
                             1500 MARKET STREET
                      PHILADELPHIA, PENNSYLVANIA  19101
             (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

         REGISTRANT'S TELEPHONE, INCLUDING AREA CODE: (215) 973-3806

       (FORMER NAME AND FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

================================================================================

ITEM 5.  OTHER EVENTS

     As previously announced, CoreStates Financial Corp ("CoreStates") and Germantown Savings Bank ("GSB") have entered into a definitive agreement, dated March 7, 1994, providing for CoreStates to acquire GSB for a combination of cash and stock. Under the terms of the agreement, each of GSB's 4,194,647 shares of common stock, par value $0.10 per share, will be exchanged for cash and Core-States common shares or a combination of cash and CoreStates common shares valued at $62.00.

    The transaction, which will be accounted for as a purchase, is subject to receipt of regulatory and GSB's shareholder approval.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

 (a) Financial Statements

                                                                         Page
       (i)   Consolidated Statements of Income For the Three
             Months Ended March 31, 1994 and 1993                          3
       (ii)  Consolidated Balance Sheet as of March 31, 1994               4
       (iii) Consolidated Statements of Changes in Shareholders'
             Equity For the Three Months Ended March 31, 1994 and 1993     5
       (iv)  Consolidated Statements of Cash Flows for the Three
             Months Ended March 31, 1994 and 1993                          6
       (v)   Notes to Interim Consolidated Financial Statements           7-10



                          CoreStates Financial Corp
                                (Registrant)


                          By: /s/ David T. Walker
                             -------------------------
                                  David T. Walker
                                Deputy Chief Counsel


Dated: May 19, 1994

                  GERMANTOWN SAVINGS BANK AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF INCOME
               (Dollars in Thousands except Per Share Amounts)

                                                           (Unaudited)
                                                       Three Months Ended
                                                            March 31,
                                                     -----------------------
                                                       1994            1993
                                                     -----------------------
Interest income:
  Loan interest and fees                             $19,601         $21,421
  Interest and dividends on
    investment securities                              6,629           7,143
  Interest on money market instruments                   235             197
                                                     -------         -------
    Total interest income                             26,465          28,761
                                                     -------         -------

Interest expense:
  Interest on deposits                                10,178          13,085
  Other                                                   28              27
                                                     -------         -------
    Total interest expense                            10,206          13,112
                                                     -------         -------

Net interest income                                   16,259          15,649
Provision for possible loan losses                       100             850
                                                     -------         -------
Net interest income after provision
  for possible loan losses                            16,159          14,799
                                                     -------         -------

Noninterest income:
  Net security gains                                       4             317
  Service fees and other                               1,123           1,137
                                                     -------         -------
    Total noninterest income                           1,127           1,454
                                                     -------         -------
Noninterest expenses:
  Salaries and employee benefits                       5,121           4,952
  Occupancy expense                                    1,094           1,038
  FDIC insurance                                         837             791
  Depreciation and amortization                          270             239
  Amortization of value ascribed to
    acquired intangibles                                 117             227
  Other                                                1,909           2,350
                                                     -------         -------
    Total noninterest expenses                         9,348           9,597
                                                     -------         -------
Income before income taxes                             7,938           6,656
Applicable income taxes                                2,691           2,254
                                                     -------         -------
Net income                                           $ 5,247         $ 4,402
                                                     =======         =======
Earnings per common share:
  Net income                                         $  1.18         $  1.01
                                                     =======         =======

Weighted-average common shares outstanding             4,434           4,349
                                                     =======         =======

The accompanying notes are an integral part of the consolidated financial statements.

                  GERMANTOWN SAVINGS BANK AND SUBSIDIARIES
                         CONSOLIDATED BALANCE SHEET
                           (Dollars in Thousands)

                                                                  (Unaudited)
                                                                March 31, 1994
                                                                --------------
ASSETS

Cash and due from banks                                           $   20,637
Money market instruments                                              38,326
                                                                  ----------
      Total cash and cash equivalents                                 58,963
                                                                  ----------

Securities held-to-maturity (Market value: $512,723)                 514,494
Securities available-for-sale at market value
  (Net amortized cost: $22,717)                                       24,167
                                                                  ----------
      Total securities                                               538,661
                                                                  ----------

Loans:
  Mortgage                                                           652,283
  Consumer                                                           367,046
  Commercial                                                           2,225
                                                                  ----------
      Total                                                        1,021,554
Less: Unearned income                                                 (7,430)
      Allowance for possible loan losses                             (23,507)
                                                                  ----------
      Net loans                                                      990,617
                                                                  ----------

Accrued interest receivable                                            8,069
Premises and equipment, net                                            7,308
Deferred tax asset                                                     9,318
Other                                                                  9,465
                                                                  ----------
      Total assets                                                $1,622,401
                                                                  ==========

LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities:
  Noninterest-bearing deposits                                    $   45,080
  Interest-bearing checking accounts                                 121,558
  Money market and super NOWs                                        234,198
  Passbooks, clubs and other savings                                 306,534
  Savings certificates of $100,000 and over                           33,496
  Other savings certificates                                         712,742
                                                                  ----------
      Total deposits                                               1,453,608
  Other                                                               22,049
                                                                  ----------
      Total liabilities                                            1,475,657
                                                                  ----------

Shareholders' Equity:
  Preferred stock (par value $0.10)
    15,000,000 shares authorized, none issued or outstanding              --
  Common stock (par value $0.10)
    35,000,000 shares authorized, 4,194,647 outstanding                  419
  Additional paid-in capital                                          38,627
  Retained earnings                                                  106,755
  Net unrealized holding gains on available-for-sale securities          943
                                                                  ----------
      Total shareholders' equity                                     146,744
                                                                  ----------
      Total liabilities and shareholders' equity                  $1,622,401
                                                                  ==========

The accompanying notes are an integral part of the consolidated financial statements.

                  GERMANTOWN SAVINGS BANK AND SUBSIDIARIES
         CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
                           (Dollars in Thousands)
                                 (Unaudited)

                                                               Net
                                       Additional           Unrealized
                    Preferred   Common   Paid-in   Retained   Holding
                    Stock*       Stock   Capital   Earnings    Gains   Total
                    ------------------------------------------------------------
Balance at
  December 31, 1992       --       $411  $36,798   $ 83,085      --   $120,294
11,313 stock
  options exercised                   1      145                           146
Net income                                            4,402              4,402
Cash dividend paid
  ($0.10 per share)                                    (411)     --       (411)
                     ---------------------------------------------------------
Balance at
  March 31, 1993          --       $412  $36,943   $ 87,076      --   $124,431
                     =========================================================

Balance at
  December 31, 1993       --       $419  $38,480   $101,928  $1,164   $141,991
5,313 stock
  options exercised                          147                           147
Net income                                            5,247              5,247
Cash dividend paid
  ($0.10 per share)                                    (420)              (420)
Change in net unreal-
  ized holding gains      --                                   (221)      (221)
                     ---------------------------------------------------------
Balance at
  March 31, 1994          --       $419  $38,627   $106,755  $  943   $146,744
                     =========================================================

* The Bank's Articles of Incorporation authorize the issuance of 15,000,000 shares of preferred stock, par value $0.10 per share. The preferred stock may be issued at any time upon terms as determined by the Board of Directors.

The accompanying notes are an integral part of the consolidated financial statements.

                  GERMANTOWN SAVINGS BANK AND SUBSIDIARIES
                    CONSOLIDATED STATEMENTS OF CASH FLOWS
                           (Dollars in Thousands)

                                                           (Unaudited)
                                                        Three Months Ended
                                                              March 31,
                                                        ------------------
                                                           1994       1993
                                                        ------------------
Cash flows from operating activities:
  Net income                                           $  5,247   $  4,402
  Reconciliation of net income to cash provided
    by operating activities:
      Depreciation and amortization                         270        239
      Amortization of value ascribed to acquired
        intangibles                                         117        227
      Deferred taxes                                       (157)      (120)
      Provision for possible loan losses                    100        850
      Gain on sales and calls of securities                  (4)      (317)
      (Gain) loss on sale of premises and equipment          13         (2)
      (Increase) decrease in interest receivable           (343)       118
      Increase in interest payable                          330        526
      Increase in accrued expenses                        1,573      1,359
                                                       --------   --------
        Net cash provided by operating activities         7,146      7,282
                                                       --------   --------

Cash flows from investing activities:
  Proceeds from amortization, prepayments and
    maturities of securities                            379,561    158,522
  Proceeds from sales of securities                          --        501
  Purchases of securities                              (395,909)  (173,490)
  Principal collected on loans                           89,597     66,298
  Loans funded                                          (63,976)   (82,253)
  Capital expenditures                                     (184)      (263)
  Proceeds from sale of premises and equipment               57         27
  Net decrease in other assets                              133        374
                                                       --------   --------
      Net cash provided by (used in)
        investing activities                              9,279    (30,284)
                                                       --------   --------

Cash flows from financing activities:
  Net increase (decrease) in demand deposits, NOW
    accounts, money market and savings accounts          (4,572)     8,876
  Proceeds from sale of savings certificates             36,872     52,307
  Payments for maturing savings certificates            (54,331)   (60,349)
  Net increase (decrease) in other liabilities             (937)        77
  Dividends paid                                           (420)      (411)
  Proceeds from issuance of common stock                     73        146
                                                       --------   --------
      Net cash provided by (used in) financing
        activities                                      (23,315)       646
                                                       --------   --------

Net decrease in cash and cash equivalents                (6,890)   (22,356)

Cash and cash equivalents at beginning of period         65,853     65,609
                                                       --------   --------

Cash and cash equivalents at end of period             $ 58,963   $ 43,253
                                                       ========   ========

Supplemental disclosures:
  Interest paid on deposits                              $9,876    $12,586
  Income taxes paid                                         178        217
  Transferred from loans to other real estate owned         151        490

The accompanying notes are an integral part of the consolidated financial statements.

                  GERMANTOWN SAVINGS BANK AND SUBSIDIARIES
             NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS
                           (Dollars in Thousands)
                                 (Unaudited)


1.  Basis of Presentation:

    The consolidated financial statements include the accounts of Germantown Savings Bank (Bank) and its wholly owned subsidiaries, Morris Holdings, Inc. and GSB Investment, Inc. All significant intercompany accounts and transactions have been eliminated. These unaudited consolidated financial statements are prepared in conformity with generally accepted accounting principles and include all adjustments which, in the opinion of management, are necessary for a fair statement of the results for the periods presented.

2.  Securities Held-To-Maturity:

    At March 31, 1994, the amortized cost, gross unrealized gains and losses, and the approximate market values of held-to-maturity securities are as follows:

                                      Net       Gross        Gross
                                   Amortized  Unrealized   Unrealized    Market
                                     Cost        Gains       Losses      Value
                                   ----------------------------------------------
U.S. Government and agencies       $259,525    $     3       $1,079     $258,449
GNMA, FNMA and FHLMC
  mortgage-backed securities        254,969      3,173        3,868      254,274
                                   ----------------------------------------------
                                   $514,494    $ 3,176       $4,947     $512,723
                                   ==============================================

    At March 31, 1994, the maturity distribution of the amortized cost and the approximate market values of held-to-maturity securities by contractual maturity are shown below. Since borrowers may have the right to call or prepay obligations with or without prepayment penalties, expected maturities will differ from contractual maturities.

                                                           March 31, 1994
                                                       ---------------------
                                                          Net
                                                        Amortized     Market
                                                          Cost        Value
                                                       ---------------------
Due 1 year or less                                     $179,275     $179,220
After 1 year to 5 years                                  80,250       79,229
After 5 years to 10 years                                    --           --
More than 10 years                                           --           --
                                                       ---------------------
                                                        259,525      258,449
GNMA, FNMA and FHLMC
  mortgage-backed securities                            254,969      254,274
                                                       ---------------------
                                                       $514,494     $512,723
                                                       =====================

3.  Securities Available-For-Sale:

     At March 31, 1994, the maturity distribution of the net amortized cost and the carrying amount (approximate market value) of available-for-sale securities by contractual maturity are shown below. Since borrowers may have the right to call or prepay obligations with or without prepayment penalties, expected matu-rities will differ from contractual maturities.


                                                           March 31, 1994
                                                        --------------------
                                                           Net
                                                        Amortized   Carrying
                                                           Cost      Value
                                                        --------------------
Due 1 year or less                                      $    --      $    --
After 1 year to 5 years                                     710          715
After 5 years to 10 years                                 6,074        7,202
More than 10 years                                       15,933       16,250
                                                        --------------------
                                                        $22,717      $24,167
                                                        ====================

     During the first quarter of 1994, available-for-sale securities with a carrying value (market value) of $2,684 were called. The Bank received proceeds including scheduled payments of $2,609 and recognized net profits of $75 on these transactions. Also during the quarter, held-to-maturity securities with a cost of $15,346 were called. The Bank received proceeds including amortization and prepayments of $15,275 and recognized net losses of $71 on these transactions. The Bank did not sell any available-for-sale securities or held-to-maturity securities during the first quarter of 1994. During the first quarter of 1993, corporate and municipal securities with a carrying value of $18,750 were called. The Bank received proceeds of $19,063 and recognized net profits of $313 on these calls and scheduled payments. In addition, the Bank sold its holding of preferred stock. The carrying value of this stock was $497; the proceeds received were $501; and the profit was $4 on this sale.

4.  Loans:

     The Bank's construction, direct residential, consumer and commercial lending activity is generally limited to southeastern Pennsylvania, south and central New Jersey, Delaware and northeastern Maryland. The Bank's indirect residential mortgage lending activity includes regions that Management believes are not experiencing unusual economic problems. These lending activities could be affected by regional economic problems or a downturn in real estate values.

    Included in other assets on the consolidated balance sheet at March 31, 1994 is other real estate owned of $1,186.

5.  Premises and Equipment:

     At March 31, 1994, premises and equipment are as follows:


                                                                     March 31,
                                                                       1994
                                                                     ---------
Land                                                                 $   396
Buildings and improvements                                            10,296
Equipment                                                             11,693
                                                                     -------
                                                                      22,385
Less: Accumulated depreciation and amortization                       15,077
                                                                     -------
                                                                     $ 7,308
                                                                     =======

6.  Allowance for Possible Loan Losses:

    Changes in the allowance for possible loan losses are as follows:

                                                       Three Months Ended
                                                            March_31,
                                                     -----------------------
                                                      1994             1993
                                                     ------           ------
Balance at beginning of period                      $23,043          $18,855
Provision charged to income                             100              850
Charge-offs                                            (142)            (286)
Recoveries                                              506              356
                                                    -------          -------
Balance at end of period                            $23,507          $19,775
                                                    =======          =======


7.  Income Taxes:

    The components of applicable income taxes are as follows:


                                                        Three Months Ended
                                                             March_31,
                                                       ---------------------
                                                        1994           1993
                                                       ------         ------
Federal:
  Currently payable                                   $2,848          $2,374
  Deferred tax (benefit)                                (157)           (120)
                                                      ------          ------
                                                       2,691           2,254
State: Currently payable                                  --              --
                                                      ------          ------
                                                      $2,691          $2,254
                                                      ======          ======

     The Bank established a subsidiary in Delaware to hold a portion of the Bank's securities in 1989. As a result, there is no applicable state tax in either quarter of 1994 or 1993.

     At March 31, 1994, items that give rise to significant portions of the Bank's deferred tax asset, calculated at a 35% tax rate, are as follows:


                                                               March 31,
                                                                 1994
                                                               ---------
Allowance for possible loan losses                              $8,227
Postretirement benefits other
  than pensions                                                  1,485
Other, net                                                        (394)
                                                                ------
                                                                $9,318
                                                                ======

8.  Earnings per Common Share:

    Earnings per common share is based on income divided by the weighted-average number of shares and equivalent shares outstanding for each of the periods presented. When the closing price at the end of a period or the average market price of the common stock for the period, whichever is greater, exceeds the exercise price of options, the number of shares of common stock is increased by the number of shares issuable on the exercise of options based on the assumption that common stock could be purchased with the proceeds from the exercise of options. At March 31, 1994 and 1993, the weighted-average number of common and common share equivalents outstanding amounts to 4,434,183 and 4,348,595, respectively.

9.  Stock Option Plan and Program:

     During the first quarter of 1994 and 1993, transactions in the Bank's Stock Option Plan and Program are as follows:


                                   Plan                     Program
                            -----------------------    ----------------------
                                       Per Share                 Per Share
                             Shares      Price         Shares      Price
                            -------  --------------    ------  --------------
Exercisable 12/31/92        318,649  9.75 to 21.875    55,443  9.75 to 21.875
Exercised                    (6,000) 9.75 to 21.875    (5,313)     9.75
                            -------                    ------
Exercisable 3/31/93         312,649  9.75 to 21.875    50,130  9.75 to 21.875
                            =======                    ======

Exercisable 12/31/93        269,107  9.75 to 29.00     43,504  9.75 to 29.00
Exercised                        --                    (5,313)     13.75
                            -------                    ------
Exercisable 3/31/94         269,107  9.75 to 29.00     38,191  9.75 to 29.00
                            =======                    ======

10. Financial Instruments with Off-Balance Sheet Risk:

     The Bank is a party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to originate and/or purchase residential, consumer and construction loans and standby letters of credit to guarantee performance of a customer to a third party. Such instruments generally have fixed expiration dates or termination clauses and may require payment of fees to the Bank. The Bank uses the same credit policies in making commitments and issuing standby letters of credit as it does for on-balance sheet instru-ments. However, these instruments are properly not recorded on the Bank's financial statements. Management believes its diversified loan portfolio is not dependent upon any particular economic sector.

     Since some commitments and letters of credit are expected to expire without being drawn down, the amounts summarized below at March 31, 1994 and 1993 do not necessarily represent future cash requirements:

                                                              March 31,
                                                            1994      1993
                                                          --------  --------
Commitments to extend credit                              $74,384   $132,875
Standby letters of credit                                     211        211

11.  Conversion:

     In April 1987, the Bank completed its conversion from a state-chartered mutual savings bank to a state-chartered stock savings bank through amendments to its charter and sale of 4,025,000 shares of $0.10 par value common stock. The net proceeds of the sale were $36,356.

     At the time of conversion, the Bank established a liquidation account in the amount of $23,778 equal to the Bank's total net worth as of December 31, 1986. The liquidation account has been established for a period of 10 years for the benefit of eligible depositors who continue to maintain their deposit accounts in the Bank after conversion, subject to downward adjustment. Eligible depositors would be entitled, in the unlikely event of complete liquidation of the Bank, to receive liquidating distributions of any assets remaining after payment of all creditors' claims (including the claims of all depositors at the time of liquidation), but before any distributions made to the Bank's shareholders, equal to their proportionate interest at that time in the liquidation account. Except for the repurchase of stock by the Bank, the existence of the liquidation account will not restrict the use or application of such capital.

12.  Agreement between GSB and CoreStates Financial Corp:

     On March 7, 1994, GSB and CoreStates Financial Corp entered into an agreement for CoreStates to acquire GSB for a combination of cash and stock. Assuming approval by regulators and by GSB shareholders, the transaction is expected to close in the third quarter of 1994, and will be accounted for as a purchase. The accompanying financial statements do not include any adjustments in contemplation of this proposed acquisition.

13.  Other Matters:

     The Bank is required to maintain certain levels of regulatory capital. At March 31, 1994, the Bank's leverage capital ratio is 8.87%, and the Bank's total risk-based capital ratio is 18.44%.